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                                                                   Exhibit 10.24

                     Supplemental Retirement Benefit Plan
                of CSX Corporation and Affiliated Corporations

                    As Amended and Restated January 1, 1995
                      (As Amended through June 27, 2000)



Section I - INTRODUCTION
------------------------

     1. The purpose of this plan, hereinafter called the "Supplemental Plan", is to provide benefit payments to individuals who are participants (or members, as the case may be) in funded, tax-qualified defined benefit pension plans maintained by CSX Corporation (the "Company") and certain of its affiliated corporations (whose participation in the Supplemental Plan is approved by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee")) and which adopts this Supplemental Plan by action of its board of directors and whose benefits would otherwise be reduced by Section 415 of the Internal Revenue Code ("Code") of 1986, as amended ("Code") which imposes limitations on benefits which may be accrued under such plans ("Code Limitations"). Notwithstanding the preceding, following a Change of Control, an affiliated corporation may not become a participating employer in this Supplemental Plan without the approval of the Benefits Trust Committee.

     2. This Supplemental Plan preserves and continues in effect all provisions for accruals based upon limitations of benefits imposed by Code Limitations, heretofore credited to Participants under Section V, paragraph (subsection) 5, of the Special Retirement Plan of CSX Corporation and Affiliated Corporations ("Special Plan"), the Supplemental Benefits Plan of Sea-Land Corporation and Participating Companies, and the American Commercial Lines Benefit Restoration Plan ("Predecessor Plans").

Section II - DEFINITIONS
------------------------

     1. Supplemental Benefit means the benefit described in Section IV of this Supplemental Plan.

     2. The Supplemental Plan shall, where appropriate, refer to and have meanings consistent with all of the relevant terms of the CSX Pension Plan and any other regularly maintained funded, tax-qualified defined benefit pension plan of any other corporation affiliated with the Company whose participation in the Supplemental Plan as a participating employer is approved by the board of directors of any such affiliated corporation and by the Compensation Committee. Such existing regularly maintained defined benefit pension plans which provided benefits for employees of the Company or its affiliates prior to the Effective Date of this Supplemental Plan document, or those which may be established hereafter, as amended from time to time, shall be referred to herein as the "Pension Plan."

     3. Regardless of formal differences which may exist between the Supplemental Plan and the Pension Plan or the Predecessor Plans in the use of terminology, the definitions and principles which are set forth in the Pension Plan or the Predecessor Plans with respect to compensation, average compensation, credited service and similar terms shall be construed and applied hereunder in a manner consistent with the purposes of this Supplemental Plan and the Pension Plan or the Predecessor Plans. In
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any instance in which the male gender is used herein, it shall also include persons of the female gender in appropriate circumstances.

     4. "Benefits Trust Committee" means the committee created pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement (the "Benefits Assurance Trust").

     5. Any reference to the "Company's independent actuary", "independent actuaries", "actuary" or "Actuary" means the independent actuary engaged by CSX Corporation and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee.


Section III - MEMBERSHIP
------------------------

     1. Every person who previously participated in a Predecessor Plan shall automatically be a Participant in this Supplemental Plan on and after the Effective Date.

     2. Each employee who is a Participant in a Pension Plan on or after the Effective Date shall participate in this Supplemental Plan to the extent of the benefits provided herein.

     3. A Participant's participation in this Supplemental Plan shall terminate coincident with the termination of such individual's participation in the Pension Plans; provided, however, in the event that the Participant shall be reassigned or transferred into the employ of the Company or any of its affiliates which also is a participating employer in this Supplemental Plan, the Participant's participation shall be continued.

Section IV - SUPPLEMENTAL BENEFITS
----------------------------------

     1. All of the provisions, conditions and requirements set forth in the applicable Pension Plan with respect to the granting and payment of retirement benefits thereunder shall be equally applicable to the payment of supplemental benefits hereunder to affected Participants in the Supplemental Plan and to the payment thereof from the employer's general assets. Whenever an individual Participant's rights under the Supplemental Plan are to be determined, appropriate reference shall be made to the particular Pension Plan in which such person is also a participant. Notwithstanding the preceding sentence, if a supplemental benefit under this Supplemental Plan shall be paid to a surviving spouse or other surviving designated beneficiary in conformance with the provisions of the Pension Plans, the final installment payment hereunder shall be made to the estate of the surviving spouse or other surviving designated beneficiary.

     2. Each Participant shall receive a Supplemental Benefit under this Supplemental Plan in an amount equal to the difference, if any, between (i) the Participant's monthly retirement income benefit under the provisions of the particular Pension Plan in which such person is also a participant calculated before the application of any Code Limitations and (ii) the Participant's monthly retirement income benefit determined after application of the Code Limitations.

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     3.   Notwithstanding any other provision of this Supplemental Plan to the contrary, a Supplemental Benefit shall not be determined or paid which would duplicate a payment of benefit provided to a Participant under the Pension Plan, the Predecessor Plans or any other unfunded or funded retirement plan of the Company or any of its affiliated corporations. Further, the obligations of the Company or any of its affiliated companies and the benefit plan due any Participant, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto from the Benefits Assurance Trust or any similar trust or other vehicle.

     4. A Supplemental Benefit payable under the provisions of this Supplemental Plan shall be paid in such forms and at such times as shall be consistent with the payment of the Participant's retirement income benefit under the particular Pension Plan in which such person is also a participant. Notwithstanding the foregoing, prior to a Change of Control, the Company may delay payment of a Supplemental Benefit under the Supplemental Plan to any Participant who is determined to be among the top five most highly paid executives for the year that the Supplemental Benefit payment would otherwise be paid; provided, however, if a Participant's payment is delayed, that will not decrease the total Supplemental Benefit to which he is entitled. Notwithstanding the preceding, following a Change of Control, the authority to delay payment of a Supplemental Benefit rests solely with the Benefits Trust Committee.

     5. Notwithstanding any other provision of this Supplemental Plan to the contrary, the Chief Executive Officer of the Company (the "CEO") may designate certain senior executives of the Company or its affiliates as eligible to elect, prior to the commencement of their retirement benefits under the Company's qualified pension plan, to receive (or for a beneficiary to receive in the event of the executive's death) the actuarial present value of their benefits under this Supplemental Plan in a lump sum. Such election shall be made in accordance with rules established by the Plan Administrator and shall not be effective until six months after it is made. An election may be changed at any time prior to commencement of retirement benefits, but such change shall not be effective until six months after it is made. For purposes of this subsection 5, "actuarial present value" shall be determined as of the date of the payment of the benefit using the UP 1994 Mortality Table, set back one year, and a discount rate of 5%, or other such rate as the Compensation Committee may establish from time to time. A Participant as to whom a lump sum distribution has been elected may also elect to lock in, by notifying the Plan Administrator in writing, the applicable discount rate for three calendar years beyond the year in which the election to do so is made (or such longer or extended period as the CEO may from time to time approve). At least six (6) months advance notice will be provided with respect to any proposed change in the manner or basis in which the discount rate to be used to calculate lump sums is determined. Further, in the event of a Change of Control, the Benefits Trust Committee shall assume all responsibilities of the CEO and the Chairman of the Compensation Committee under this subsection.

Section V - FUNDING METHOD
--------------------------

     1. The Supplemental Benefit shall be paid exclusively from the general assets of the applicable employers participating in the Supplemental Plan or from the Benefits Assurance Trust which has been established to secure the payment of the obligations created herein. No Participant or other person shall have any rights or claims against the assets of the employers or against the Benefits Assurance Trust which are superior to or different from the right or claim of a general, unsecured creditor of any participating employer.

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     2.   The Supplemental Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA, and constitutes a mere promise by the participating employer to make benefit payments in the future.

     3. The employers participating in the Supplemental Plan shall provide all funds required to pay benefits accrued and to administer this Supplemental Plan.

     4. To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Supplemental Plan shall be joint and several.

Section VI - ADMINISTRATION OF PLAN
-----------------------------------

     1. Prior to a Change of Control, the Plan Administrator of the CSX Pension Plan shall be the "Plan Administrator" of this Supplemental Plan and shall be responsible for the general administration of the Supplemental Plan, claims review and for carrying out its provisions. Administration of this Supplemental Plan shall be carried out consistent with the terms and conditions of the Pension Plan and the Supplemental Plan.

     2. Following a Change of Control, the Benefits Trust Company may remove and/or replace the Plan Administrator.

     3. The Plan Administrator shall have sole and absolute discretion to interpret the Plan, determine eligibility for and benefits due hereunder. Decisions of the Plan Administrator regarding participation in and the calculation of benefits under this Supplemental Plan, shall at all times be binding and conclusive on Participants, their beneficiaries, heirs and assigns.

     4. Notwithstanding Subsection 3 above, following a Change of Control, final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under this Supplemental Plan shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.

Section VII - CERTAIN RIGHTS AND OBLIGATIONS
--------------------------------------------

     1. (a) Prior to a Change of Control the Compensation Committee may terminate the Supplemental Plan upon the termination of one or more of the Pension Plans. Prior to a Change of Control the Board of Directors of CSX Corporation may terminate the Plan at any time for any reason in any manner not prohibited by law. Following a Change of Control, this Supplemental Plan may not be terminated without the approval of the Benefits Trust Committee.

          (b) Prior to a Change of Control, the Board of Directors of the Company may terminate an affiliated corporation's participation as a participating employer in this Supplemental Plan for any reason at any time. Following a Change of Control, an affiliated corporation may not be terminated from participation as a participating employer without the consent of the Benefits Trust Company.

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          (c)  Prior to a Change of Control, an affiliated corporation's board of directors may terminate that affiliated corporation's participation as a participating employer for any reason at any time. Following a Change of Control, an affiliated corporation's participation as a participating employer may not be terminated without the consent of the Benefits Trust Committee.

     2. The participating employers agree in the event that the Supplemental Plan is terminated:

     (a) Each retired Participant, surviving spouse of a retired Participant or surviving designated beneficiary of a retired Participant shall be entitled to receive the Supplemental Benefit they would have received had the Supplemental Plan not been terminated, and each surviving spouse or surviving designated beneficiary of a deceased Participant shall become entitled to receive for life the Supplemental Benefit that such surviving spouse or surviving designated beneficiary would have received had the Supplemental Plan not been terminated; and

     (b) Each active Participant shall be entitled to receive for life the Supplemental Benefit he or she would have received had the Supplemental Plan not been terminated, calculated on the basis of the Supplemental Benefit which had accrued at the time of termination; provided, however, that the Participant shall become entitled to such Supplemental Benefit only at the time and in accordance with the provisions of the Supplemental Plan had it continued in effect.

     (c) In lieu of paying a Supplemental Benefit in accordance with the foregoing provisions, the Plan Administrator, at its election, may direct the discharge of all obligations to retired Participants, surviving spouses or surviving designated beneficiaries of deceased Participants, and active Participants by cash payment of equivalent actuarial value or through the provision of immediate or deferred annuities or such other periodic payments of equivalent actuarial value, as it shall in its sole discretion determine. Notwithstanding the preceding, any such action taken by the Plan Administrator following a Change of Control is subject to the approval of the Benefits Trust Committee.

     3. Anything in the Supplemental Plan to the contrary notwithstanding, if the Plan Administrator finds that any Participant, retired Participant or spouse is engaged in acts detrimental to the Company or any of its affiliated corporations, and if after due notice such Participant, the retired Participant or spouse continues to be so engaged or employed, the Plan Administrator shall suspend the Supplemental Benefit of such person, which suspension shall continue until removed by notice from the Plan Administrator; provided, however, that if such suspension has continued for one year, the Plan Administrator shall forthwith cancel such Participant's or spouse's Supplemental Benefit. Furthermore, if the Plan Administrator finds that any Participant had been discharged for having performed acts detrimental to the Company or any of its affiliated corporations, then regardless of any other provision in the Pension Plan or the Supplemental Plan, no benefit shall be payable to or on account of any such Participant's coverage under this Supplemental Plan. Notwithstanding the preceding, following a Change of Control, the Plan Administrator shall not implement such action without the consent of the Benefits Trust Committee.

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     4.   The establishment of the Supplemental Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the rights of an employing corporation to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Supplemental Plan.

Section VIII - NON-ALIENATION OF BENEFITS
-----------------------------------------

     To the extent permitted by applicable law, no benefit under the Supplemental Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to do shall be void, except as specifically provided in the Supplemental Plan, nor shall any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefits; and in the event that the Plan Administrator shall find that any active or retired Participant, surviving spouse or surviving designated beneficiary under the Supplemental Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any of his benefits under the Supplemental Plan, expect as specifically provided in the Supplemental Plan, then such benefits shall cease, and in that event, the Plan Administrator shall hold or apply the same to or for the benefit of such active or retired Participant, surviving spouse or surviving designated beneficiary, in such manner as the Plan Administrator may deem proper. Notwithstanding the preceding, following a Change of Control, the Plan Administrator shall not implement such action without the consent of the Benefits Trust Committee.

Section IX - AMENDMENTS
-----------------------

     The Supplemental Plan represents a contractual obligation entered into by a participating employer in consideration of services rendered and to be rendered by Participants covered under the Supplemental Plan, and

     1. Any Participant in this Supplemental Plan who remains in the active service of a participating employer shall not be deprived of his or her participation or benefit which shall accrue under the Supplemental Plan except as provided hereunder.

     2. No modification or amendment may be made which shall deprive any Participant, the surviving spouse of a Participant or the surviving designated beneficiary of a Participant, without the consent of such Participant, surviving spouse of a Participant or the surviving designated beneficiary of a Participant, of any Supplemental Benefit under the Supplemental Plan to which he or she would otherwise be entitled by reason of the Supplemental Benefit standing to his or her credit to the date of such modification or amendment, and in the event of any modification or amendment which adversely affects such Supplemental Benefit, the amount of all reserves required to be accrued on the books of a participating employer shall thereupon be determined and accrued, if the same has not already been done, and such Supplemental Benefit shall become and remain a fixed liability of the participating employers for the payment of such benefits accrued to the date of such modification or amendments.

     3. Subject to the foregoing, prior to a Change of Control, the Board of Directors of the Company on the recommendation of the Compensation Committee, reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the Supplemental Plan. Following

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a Change of Control, all amendments to this Supplemental Plan are subject to the approval of the Benefits Trust Committee.

Section X - CHANGE OF CONTROL
-----------------------------

     1. If a Change of Control has occurred, the Company and its participating affiliates shall contribute to the Benefits Assurance Trust within 7 days of such Change of Control, a lump sum contribution equal to the greatest of:

     (a) the aggregate value of the amount each Participant would be eligible to receive, under Subsection (2), below;

     (b) the present value of accumulated Plan benefits based on the assumptions the Company's independent actuary deems reasonable for this purpose, as of the Valuation Date, as defined in subsection (6), below, coinciding with or next preceding the date of Change of Control, to the extent such amounts are not already in the Benefits Assurance Trust. The aggregate value of the amount of the lump sum to be contributed to the Benefits Assurance Trust pursuant to this
          Section X shall be determined by the Company's independent actuaries. Thereafter, the Company's independent actuaries shall annually determine as of a Valuation Date for each Participant not receiving a lump sum payment pursuant to subsection (2), below, the greater of:

          (i)  the amount such Participant would have received under subsection
               (2) had such Participant not made the election under subsection
               (3), below, if applicable; and

          (ii) the present value of accumulated benefits based on assumptions the actuary deems reasonable for this purpose. To the extent that the value of the assets held in the Benefits Assurance Trust relating to this Supplemental Plan does not equal the amount described in the preceding sentence, (and the value of other liabilities held in the applicable segregated account of the Benefits Assurance Trust), at the time of the valuation, the Company shall make a lump sum contribution to the Benefits Assurance Trust equal to the difference.

     (c) the amount determined under Section 1(h) of the Benefits Assurance Trust attributable to liabilities relating to this Supplemental Plan.

     2. In the event a Change of Control has occurred, the trustee of the Benefits Assurance Trust shall, within 45 days of such Change of Control, pay to each Participant not making an election under subsection (3), a lump sum payment equal to the actuarial present value of the aggregate supplemental benefit each Participant (or any beneficiary of a Participant) has accrued as of the Valuation Date preceding the date of such Change of Control. If a Participant's benefit has not commenced as of such date, such lump sum shall be determined assuming that:

     (a) The Participant's benefit would commence at the earliest date he would qualify for early or normal retirement under the Plan, were his employment with the Company to

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          continue, but in no event earlier than the later of age 55 or the date of such Change of Control.

     (b) The Participant would qualify for an early (or normal) retirement benefit as of the date determined in (a).

     (c) If married, the Participant would receive his benefit under the 50% Joint and Survivor form of payment with the spouse as beneficiary; if not married, the benefit would be payable in the form of a single life annuity.

     "Actuarial present value" shall be determined using the UP 1994 Mortality Table, set back one year, and a discount rate of 5%, or other such rate as the Compensation Committee may establish from time to time, or, where applicable and, if lower, the "lock in rate" elected by a Participant pursuant to Subsection 5 of Section IV and in effect. Discount rates producing lower lump sums not in effect for at least six (6) months at the time of a Change of Control shall be disregarded.

     3. Each Participant may elect in a time and manner determined by the Compensation Committee but, in no event later than December 31, 1996, or the occurrence of a Change of Control, if earlier, to have amounts and benefits determined and payable under the terms of this Supplemental Plan as if a Change of Control had not occurred. New Participants in the Plan may elect in a time and manner determined by the Compensation Committee, (or, after a Change of Control, the Benefits Trust Committee) but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of this Supplemental Plan as if a Change of Control had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Change of Control shall be invalid.

     4. Notwithstanding anything in this Supplemental Plan to the contrary, each Participant who has made an election under subsection (3), above, may elect within 90 days following a Change of Control, in a time and manner determined by the Benefits Trust Committee, to receive a lump sum payment calculated under the provisions of subsection (2), above, determined as of the Valuation Date next preceding such payment, except that such amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to the Company or the applicable participating employer by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit under the Supplemental Plan. Payments under this subsection
(4) shall be made not later than 7 days following receipt by the Benefits Trust Committee of the Participant's election. The Benefits Trust Committee shall, no later than 7 days after a Change of Control has occurred, cause written notification to be given to each Participant eligible to make an election under this subsection (4), that a Change of Control has occurred and informing such Participant of the availability of the election.

     5.   As used in this Section X, a "Change of Control" shall mean:

     (a)  Stock Acquisition.  The acquisition by any individual, entity or group
          -----------------
          [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then

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          outstanding shares of common stock of the Company (the "Outstanding
          Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
                               --------  -------
          subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company;
          (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
          Section X(5); or

     (b)  Board Composition.  Individuals who, as of the date hereof, constitute
          -----------------
          the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided,
                                                                    --------
          however, that any individual becoming a director subsequent to the
          -------
          date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

     (c)  Business Combination.  Approval by the shareholders of the Company of
          --------------------
          a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:
          ------

          (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                                      -9-
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          (ii)  no Person (excluding any corporation resulting from such
                Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

          (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors providing for such Business Combination; or

     (d)  Regulated Business Combination.  Approval by the shareholders of the
          ------------------------------
          Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses
                        ------
          (i), (ii) and (iii) of subsection (c) of this Section X(5); or

     (e)  Liquidation or Dissolution.  Approval by the shareholders of the
          --------------------------
          Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

     6. For purposes of this Section X, the term "Valuation Date" means the last day of each calendar year and such other dates as the Plan Administrator deems necessary or appropriate to value the Participants' benefits under this Supplemental Plan. Following a Change of Control, the selection of a date other than the last day of the calendar year is subject to the approval of the Benefits Trust Committee.


Section XI - CONSTRUCTION
-------------------------

     The Supplemental Plan and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Virginia.

Section XII - EFFECTIVE DATE
----------------------------

     The Effective Date of this Supplemental Benefit Plan shall be January 1, 1989.

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